DESCRIPTION - Second Amendment to Credit Agreement between Wells Fargo Bank and Auto-Graphics, Inc. dated October 31, 1997.

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of October 3l, 1997 by and between AUTOGRAPHICS, INC., a California corporation ("Borrower") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 12, 1997, as amended from time to time ("Credit
Agreement");

WHEREAS, Bank and Borrower, have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of are hereby acknowledged, the parties hereto agree that the Credit
Agreement shall be amended as follows:

1. The second Paragraph of Section 1.6 is hereby amended and restated in its entirety to read as follows:

As security for all indebtedness of A-G Canada to Bank under the guaranty of A-G Canada referred to in Section 1.7 below, Borrower shall cause A-G Canada, on or before October 31, 1997, to grant to Bank security interests of first priority in all of A-G Canada's accounts receivable and other rights to payment, general intangibles, inventory, equipment and all proceeds of the foregoing.

2. Section 1.7 is hereby amended by adding at the end thereof the following sentence:

On or before October 31, 1997, all indebtedness of Borrower to Bank shall be guaranteed by A-G Canada as evidenced by and subject to the terms of a guaranty in form and substance satisfactory to Bank.

3. The second paragraph of Section 3.1(b) is hereby amended and restated in its entirety to read as follows:

By October 31, 1997, Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(x)	Guarantee.
(xi)	General Security Agreement.
(xii)	Financing Statements.
(xiii)	Opinion of Counsel.
(xiv)	Corporate Resolution.
(xv) Such other documents as Bank may require under any other Section of this Agreement.

4. Section 4.3 (d) is hereby amended and restated in its entirety to read as follows:

(d) not later than 90 days after the end of each calendar year, a financial statement of each guarantor hereunder who is a natural person, prepared by such guarantor, to include all assets and liabilities, and within 15 days after filing, but in no event later than each April 30th, copies of each such guarantor's filed federal income tax returns for such year;

5. Section 6.1(h) is hereby amended and restated in its entirety to read as follows:

(h) The death or incapacity of any guarantor hereunder who is a natural person. The dissolution or liquidation of Borrower or of any guarantor hereunder which is not a natural person (except, with respect to A-G Canada, as permitted under the guarantee executed by it pursuant to
Section 1.7 above); or Borrower or any such guarantor, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such guarantor (except, with respect to A-G Canada, as permitted under the guarantee executed by it pursuant to Section 1.7 above).

6. Bank and Borrower acknowledge and agree that in calculating the Borrowing Base of A-G Canada as set forth in Section 1.1 (b) (ii), the Canadian dollar values of A-G Canada's eligible accounts receivable shall be converted to U.S. dollar equivalents.

7. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

8. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

AUTO-GRAPHICS, INC.                   WELLS FARGO BANK,
                                      NATIONAL ASSOCIATION

By: Ss/Robert S. Cope                 By: Ss/Kirk C. Smith
Robert S. Cope                        Kirk  C. Smith
President                             Vice President